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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 27, 2004, except as to the paragraph titled "Restatement" in Note 1, which is as of May 10, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Input/Output, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Form 10-K/A-1 and Form 10-K/A-2.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 9, 2004